America First Apartment Investors, Inc. Sets Meeting and Record Dates for Special Meeting of
Stockholders

Special Meeting of Stockholders Scheduled for September 12, 2007 to Vote on Merger

OMAHA, Neb., Aug 02, 2007- America First Apartment Investors, Inc., a multifamily real estate investment trust, today announced that a Special Meeting of Stockholders has been scheduled for September 12, 2007 at 9:00 a.m. local time at The Doubletree Hotel, 1616 Dodge Street, Omaha, Nebraska. At the Special Meeting, only APRO stockholders of record as of the close of business on August 9, 2007, the record date, will be entitled to consider and vote upon APRO’s proposed merger with and into Sentinel White Plains LLC, an affiliate of privately-held Sentinel Real Estate Corporation (“Sentinel”). A definitive proxy statement containing information about the Special Meeting and the proposed merger will be filed with the Securities and Exchange Commission and a copy of the proxy statement will be mailed to stockholders on or about August 10, 2007.

As previously announced, APRO entered into a definitive merger agreement with Sentinel Omaha LLC and its subsidiary, Sentinel White Plains LLC, on June 22, 2007. Under the terms of the merger agreement, APRO will be merged with and into Sentinel White Plains LLC. Sentinel White Plains LLC will be the surviving entity of the merger and each share of APRO common stock will be cancelled and converted into the right to receive merger consideration of $25.30 in cash. The merger is expected to close in September 2007, subject to customary closing conditions, including the approval of APRO’s stockholders.

Stockholders are encouraged to read APRO’s definitive proxy materials carefully and in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the unanimous recommendation of APRO’s board of directors that APRO stockholders vote for the approval of the merger.

APRO has retained Georgeson Inc., Wall Street Station P.O. Box 1100 New York, New York 10268-1006, as its proxy solicitor for the Special Meeting. Georgeson, Inc.’s telephone number is 1-888-605-7556.

About America First Apartment Investors, Inc.

America First Apartment Investors, Inc. is an equity real estate investment trust (REIT) focused on the ownership and operation of multifamily apartment properties located throughout the United States. APRO’s real estate portfolio currently includes 32 multifamily properties with 7,236 rental units and one commercial property. APRO is headquartered in Omaha, Nebraska, with offices also in White Plains, New York.

Additional Information About the Merger and Where to Find It

Important Information

APRO has filed a preliminary proxy statement relating to the proposed merger with the Securities and Exchange Commission (SEC). Once finalized, a definitive proxy statement will be sent to stockholders of APRO seeking approvals related to the proposed merger. The proxy statement contains information about the Company, the proposed merger and related matters to be voted on at the special meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. The proxy statement and other materials filed by APRO with the SEC are available free of charge at the SEC’s website at www.sec.gov or from America First Apartment Investors, Inc. by directing a request to America First Apartment Investors, Inc., 1004 Farnam Street, Suite 100, Omaha, Nebraska 68102, Attention: Investor Relations (telephone 800-239-8787).

Participants in the Solicitation

America First Apartment Investors, Inc. and its directors, executive officers and other employees may be deemed to be participating in the solicitation of proxies from APRO stockholders in connection with the approval of the proposed merger. Information about APRO’s directors and executive officers is available in APRO’s proxy statements and its Annual Reports on Form 10-K previously filed with the SEC. Additional information about the interests of potential participants is included in the preliminary proxy statement APRO filed with the SEC.

 Contacts:

America First Apartment Investors, Inc.

Jack Cassidy, President and CEO

914-285-1825

Or

Jeremy Jacobs or Jennifer Friedman
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449